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               BUSINESS CONSULTANT AGREEMENT SETTLEMENT AGREEMENT

      This Business Consultant Agreement Settlement Agreement (this "Agreement") is by and Docucon, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Company"), and Allan H. Hobgood, an individual residing in San Antonio, Texas ("Hobgood").

      WHEREAS, Hobgood has previously served as an employee, officer, and director of Company; and

      WHEREAS, Hobgood and Company entered into two agreements with Docucon on September 15, 1998: (1) Mutual Employment Termination Agreement and (2) Business Consultant Agreement (the "Consulting Agreements"); and

      WHEREAS, the Consulting Agreements shall be terminated effective June 1, 2000 (the "Effective Date"); and

      NOW, THEREFORE, for good and valuable consideration of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Hobgood and Company acknowledge and agree that the Consulting Agreements are terminated effective on the Effective Date.

      2. Hobgood and Company further acknowledge and agree that upon execution of this Agreement, the Company shall be obligated to pay Hobgood or his successor in the event of Hobgood's death the aggregate sum of One Hundred Thirteen Thousand Six Hundred Fifteen and 00/100 Dollars ($113,615.00), which represents all sums due to him for accrued, but unpaid back pay ($25,000.00), and approximately thirty percent (30%) of severance and consulting amounts on account of the Mutual Employment Termination Agreement ($88,615.00). In addition, Hobgood will continue to be paid $5,500.00 per month, on a bi-weekly, through the termination date (June 1, 2000) pursuant to the terms of the Mutual Employment Termination Agreement.

      3. Hobgood and the Company agree that the sums payable under paragraph 2 above shall be paid as follows: Two-thirds of such sums shall be paid promptly upon closing and funding of that certain Asset Purchase Agreement, dated March 8, 2000, by and between the Company and Tab Products, Co., and the balance shall be paid promptly at the time the Escrow Agreement (as described in the Asset Purchase Agreement) is terminated.

      4. Company acknowledges and agrees that Hobgood has not and is not in breach of any of the contractual agreements at any time entered into by and between the Company and Hobgood, and that Hobgood has fully complied with and met all representations, warranties, and/or obligations at any time previously made or undertaken by him.

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      5. By this Agreement, Company and Hobgood intend to resolve among themselves any and all claims, demands, actions or cause of action (including any in equity), whether known or unknown, contingent or otherwise, of whatsoever kind of nature for or because of any matter or thing done, omitted or suffered to be done by or on behalf of any party hereto (the "Claim"). Except as set forth herein, Hobgood and Company and their respective successors, assigns, partners, shareholders, officers, directors, employees, representatives and affiliates further hereby release, indemnify and hold each other harmless from any and all Claims arising prior to and including the date hereof and any other claims, liens causes of action or damages in any way directly or indirectly arising out of their respective obligations under the Consulting Agreements or otherwise.

      6. The parties further agree that they shall maintain the confidentiality of the terms of this Agreement, except as required by applicable law.

      7. Hobgood and Company further agree to enter into any agreements or execute any further documentation reasonably required by the other to evidence and consummate the agreements set forth herein. In this regard, the parties further agree fully to reasonably cooperate with each other concerning the disposition or resolution of any claims or liabilities asserted by any third party against any of them, concerning the operation of the Company (i.e., if any third party asserts claims against any party hereto, the parties will cooperate with each other for the purpose of refuting and disposing of such claims; all expenses incurred by Hobgood related to the disposition or resolution of such claims or liabilities will be paid by the Company, to the extent of and in accordance with the indemnity obligations of the Company in favor of its employees, officers and directors).

      8. This Agreement shall be construed under and is enforceable pursuant to the laws of the State of Texas. Any dispute under this Agreement shall be resolved in the courts of the state of the Hobgood's residence.

      9. Each party hereto acknowledges that it has read and understands the effect of this Agreement and that it is executing this Agreement of its own free will, has availed itself of the opportunity to consult with counsel of its own choice. Each party covenants to pay its own legal fees incurred in the negotiation of this Agreement and any matters related to this Agreement.

      10. Notwithstanding any of the above, if Company defaults on its payment obligations set forth herein, this Agreement shall be of no force and effect.

      EXECUTED to be effective the 31st day of March, 2000.

                           [Signature Page to Follow]

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                              DOCUCON, INCORPORATED
                              a Delaware Corporation


                              By: /s/ Douglas P. Gill
                                 -------------------------------
                              Name: Douglas P. Gill
                              Title: President & CEO


                              /s/ Allan H. Hobgood
                              ----------------------------------
                              Allan H. Hobgood, Individually